SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 3, 2007, New York Mortgage Trust, Inc. (the “Company”) issued a press release announcing that it had agreed to issue and sell $20 million of its Series A Cumulative Redeemable Convertible preferred stock to JMP Group Inc. and certain of its affiliates. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In addition, the Company announced that it would hold a conference call at 2:00 p.m., eastern time, on December 3, 2007 to discuss the matters announced in its press release. The Company will also convey certain information to be discussed on the conference call through a powerpoint slide presentation. These presentation materials are available on the Company’s website at the link: www.nymtrust.com, under “Investor Relations - Presentations.” The information contained on the Company’s website is not incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated December 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: December 3, 2007	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 3, 2007.